EXHIBIT 99.1
ABM INDUSTRIES ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS
Company Achieves Record Fourth Quarter Sales of $723.9 Million and
Net Income per Share of $0.30
SAN FRANCISCO — Dec. 11, 2007 — ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States, today reported net income for the fourth quarter of fiscal 2007 of $15.0 million ($0.30 per diluted share), compared to $61.6 million ($1.24 per diluted share) for the prior year fourth quarter. Included in the fourth quarter of 2006 is a $45.1 million after-tax ($0.91 per diluted share) gain recognized into income for the settlement of World Trade Center (WTC) insurance claims. In the fourth quarter of fiscal 2007 there is a $4.2 million after-tax ($0.08 per diluted share) reduction in the benefits realized from self insurance reserve adjustments. The insurance reserve adjustment for prior years is the difference between a benefit of $2.5 million in the Company’s self insurance reserves in the fourth quarter of fiscal 2007 compared to a benefit of $9.4 million in the fourth quarter of fiscal 2006.
Sales and other income for the fourth quarter of fiscal 2007 were $723.9 million, up 3.9 percent from $696.7 million in the fourth quarter of fiscal 2006.
“We are pleased to achieve the financial targets that we set early in fiscal 2007 and ended the year with a fourth quarter at the upper range of our guidance,” said Henrik Slipsager, ABM’s president and chief executive officer. “We took action to generate new business and expand services to customers and delivered solid performance across four of our five operating segments.”
“Following the close of the quarter, we completed the acquisition of OneSource Services, which represents a significant milestone for ABM since it helps to secure our standing in the domestic facilities services market and positions us to better compete globally,” Mr. Slipsager continued. “This acquisition combines two highly valuable facilities services platforms to create considerable scale, breadth and financial strength to continue to expand our business and increase shareholder value. We are on plan for OneSource to be accretive in the second quarter of fiscal 2008, excluding one-time implementation costs.”
Mr. Slipsager concluded, “In addition to our business success, our financial position remains very strong. We ended the year with $136.2 million in cash and cash equivalents, and $353.1 million in working capital. We recently replaced our $300 million line of credit with a syndicated five-year $450 million line of credit in conjunction with the acquisition of OneSource.
“We project strong cash flow from operations over the next several years and expect to use it to make key investments in our expansion, to repay outstanding debt, and to support a strong dividend.”

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The Company reported net income during the year ended October 31, 2007 of $52.4 million ($1.04 per diluted share) on revenues of $2.84 billion, compared to $93.2 million ($1.88 per diluted share) on revenues of $2.79 billion for fiscal 2006. Sales and other income for fiscal 2007 was $2.84 billion, up 4.8 percent from $2.71 billion in 2006. The difference in net income is primarily due to the recognition of $0.91 per diluted share for the settlement of World Trade Center insurance claims in 2006.
Guidance
For fiscal 2008, the Company expects non-GAAP diluted earnings per share to be in the range of $1.15 to $1.25. This guidance excludes one time expenses of approximately $20.0 million ($0.25 per diluted share) associated with achieving synergies on OneSource as well as a major financial systems upgrade, shared service center implementation, and relocation of corporate headquarters. The Company expects these expenses to be evenly distributed over the four fiscal quarters. In addition, fiscal 2008 has one additional work day of labor, which increases cost by approximately $4.0 million ($0.05 per diluted share) on janitorial fixed price contracts. Including the approximately $20.0 million of one-time expenses, the Company expects fiscal 2008 GAAP diluted earnings per share to be in the range of $0.90 to $1.00. For the first quarter, the Company expects diluted earnings per share without one time expenses to be in the range of $0.14 to $0.18 and on a GAAP basis to be in the range of $0.08 to $0.12 per diluted share.
In addition, ABM expects to realize $14 million in incremental cash flow in fiscal 2008 from acquiring net operating loss carry forwards and existing goodwill amortization related to the OneSource acquisition.
A reconciliation of non-GAAP guidance and non-GAAP adjusted gross-margins for the fourth quarter and fiscal year ended October 31, 2007 and applicable prior periods is included in the tables below titled: “Reconciliation of ABM’s Consolidated GAAP to Consolidated Non-GAAP.”
Conference Call
On Wednesday, December 12, 2007 at 6:00 a.m. (PT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer George B. Sundby. The webcast will be accessible at www.irconnect.com/primecast/07/q4/abm4q2007.html.
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (800) 524-4293 within 15 minutes before the event. Telephonic replays will be accessible two hours after the broadcast and will be available through December 19, 2007 by dialing (800) 642-1687, and entering ID #27182430.

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About ABM Industries
ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2007 revenues in excess of $2.8 billion and now more than 105,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities across the United States as well as Puerto Rico and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial Services; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) diversion of management focus from operations as a result of the OneSource and other acquisitions or the failure to timely realize anticipated cost savings and synergies or at all; (2) a technology environment that may be inadequate to support the growth of the business; (3) disruption in functions affected by the transition to a Shared Services Center; (4) a change in the frequency or severity of claims against the Company, a deterioration in claims management, the cancellation or non-renewal of the Company’s primary insurance policies or a change in our customers’ insurance needs; (5) a change in estimated claims; (6) debt service requirements that cause expense variations and affect cash flow; (7) labor disputes that lead to a loss of sales or expense variations; (8) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (9) financial difficulties or bankruptcy of a major customer; (10) acquisition activity slows; (11) the loss of long-term customers; (12) intense competition that lowers revenue or reduces margins; (13) an increase in costs that the Company cannot pass on to customers; (14) natural disasters or acts of terrorism that disrupt the Company in providing services; (15) significant accounting and other control costs that reduce the Company’s profitability; and (16) other issues and uncertainties that may include: unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, new accounting pronouncements or changes in accounting policies, changes in U.S. immigration law that raise the Company’s administration costs, labor shortages that adversely affect the Company’s ability to employ entry level personnel, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, low levels of capital investments by customers, which tend to be cyclical in nature, that adversely impact the results of the Company’s Lighting segment; and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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Use of Non-GAAP Financial Information
To supplement ABM’s consolidated condensed financial statements presented on a GAAP basis, ABM uses adjusted gross margins to show the amount of sales revenue less cost of goods sold, adjusted for changes to insurance reserves for claims associated with previous periods. It has also presented its earnings per share guidance both in accordance with GAAP and excluding certain expected one time expenses. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the non-GAAP gross margin measure is among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute gross margin or earnings per share prepared in accordance with generally accepted accounting principles in the United States.
— FINANCIAL TABLES FOLLOWING —
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ABM Industries Incorporated
George B. Sundby
Executive Vice President and Chief Financial Officer
(415) 733-4000

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Financial Schedules
GAAP Basis
(In thousands, except per share data)
BALANCE SHEET SUMMARY

	October 31,	October 31,
	2007	2006 (a)
Assets
Cash and cash equivalents	$136,192	$134,001
Trade accounts receivable, net	370,493	383,977
Other current assets	136,205	117,969

Total current assets	642,890	635,947
Investments in auction rate securities	25,000	—
Goodwill, net	252,179	247,888
Other intangible assets, net	24,573	23,881
All other assets	176,031	161,746

Total assets	$1,120,673	$1,069,462

Liabilities
Current liabilities	$289,744	$323,491
Non-current liabilities	225,171	204,724

Total liabilities	514,915	528,215
Stockholders’ Equity	605,758	541,247

Total liabilities and stockholders’ equity	$1,120,673	$1,069,462

(a)	2006 includes the reclassification of the gross up of insurance reserves for the estimated amounts recoverable from insurance providers.
SELECTED CASH FLOW INFORMATION

	Three Months Ended October 31,
	2007	2006
	(UNAUDITED)
Net Cash Provided By Operating Activities	$63,859	$97,811

Net Cash Used In Investing Activities	$(30,533)	$(2,744)

Common stock issued	$1,543	$4,781
Stock buyback	—	(12,019)
Dividends paid	(6,002)	(5,368)

Net Cash Used In Financing Activities	$(4,459)	$(12,606)

	Years Ended October 31,
	2007	2006

Net Cash Provided by Operating Activities	$54,295	$130,367

Net Cash Used In Investing Activities	$(54,794)	$(21,814)

Common stock issued	$26,495	$16,193
Stock buyback	—	(25,961)
Dividends paid	(23,805)	(21,577)

Net Cash Provided By (Used In) Financing Activities	$2,690	$(31,345)

INCOME STATEMENT

	Three Months Ended October 31,		Increase
	2007	2006	(Decrease)
	(UNAUDITED)
Revenues
Sales and other income	$723,862	$696,684	3.9%
Gain on insurance claim	—	80,000	—

Total revenues	723,862	776,684	(6.8)%

Expenses
Operating expenses and cost of goods sold	643,587	610,620	5.4%
Selling, general and administrative	54,422	56,265	(3.3)%
Amortization of intangible assets	1,459	1,336	9.2%
Interest	120	129	(7.0)%

Total expenses	699,588	668,350	4.7%

Income before income taxes	24,274	108,334	(77.6)%
Income taxes	9,259	46,763	(80.2)%

Net Income	$15,015	$61,571	(75.6)%

Net Income Per Common Share
Basic	$0.30	$1.26	(76.2)%
Diluted	$0.30	$1.24	(75.8)%
Average Common And Common Equivalent Shares
Basic	49,988	48,959	2.1%
Diluted	50,894	49,507	2.8%
Dividends Declared Per Common Share	$0.12	$0.11	9.1%

	Years Ended October 31,		Increase
	2007	2006	(Decrease)
Revenues
Sales and other income	$2,842,811	$2,712,668	4.8%
Gain on insurance claim	—	80,000	—

Total revenues	2,842,811	2,792,668	1.8%

Expenses
Operating expenses and cost of goods sold	2,540,142	2,421,552	4.9%
Selling, general and administrative	216,850	207,116	4.7%
Amortization of intangible assets	5,565	5,764	(3.5)%
Interest	467	495	(5.7)%

Total expenses	2,763,024	2,634,927	4.9%

Income before income taxes	79,787	157,741	(49.4)%
Income taxes	27,347	64,536	(57.6)%

Net Income	$52,440	$93,205	(43.7)%

Net Income Per Common Share
Basic	$1.06	$1.90	(44.2)%
Diluted	$1.04	$1.88	(44.7)%
Average Common And Common Equivalent Shares
Basic	49,496	49,054	0.9%
Diluted	50,629	49,678	1.9%
Dividends Declared Per Common Share	$0.48	$0.44	9.1%

SALES AND OPERATING PROFIT BY SEGMENT

	Three Months Ended October 31,		Increase
	2007	2006	(Decrease)
	(UNAUDITED)
Sales and Other Income
Janitorial	$412,890	$398,926	3.5%
Parking	122,993	112,530	9.3%
Security	81,348	76,873	5.8%
Engineering	78,951	78,536	0.5%
Lighting	25,790	28,773	(10.4)%
Corporate	1,890	1,046	80.7%

	$723,862	$696,684	3.9%

Operating Profit
Janitorial	$24,795	$22,792	8.8%
Parking	4,974	4,456	11.6%
Security	2,152	1,887	14.0%
Engineering	5,456	5,336	2.2%
Lighting	(247)	675	(136.6)%
Corporate expenses	(12,736)	(6,683)	90.6%

Operating Profit	24,394	28,463	(14.3)%
Gain on insurance claim	—	80,000	—
Interest expense	(120)	(129)	(7.0)%

Income before income taxes	$24,274	$108,334	(77.6)%

	Years Ended October 31,		Increase
	2007	2006	(Decrease)
Sales and Other Income
Janitorial	$1,621,557	$1,563,756	3.7%
Parking	479,293	440,033	8.9%
Security	321,544	307,851	4.4%
Engineering	301,600	285,241	5.7%
Lighting	112,377	113,014	(0.6)%
Corporate	6,440	2,773	132.2%

	$2,842,811	$2,712,668	4.8%

Operating Profit
Janitorial	$87,471	$81,578	7.2%
Parking	20,819	13,658	52.4%
Security	4,755	4,329	9.8%
Engineering	15,600	16,736	(6.8)%
Lighting	1,352	1,375	(1.7)%
Corporate expenses	(49,743)	(39,440)	26.1%

Operating Profit	80,254	78,236	2.6%
Gain on insurance claim	—	80,000	—
Interest expense	(467)	(495)	(5.7)%

Income before income taxes	$79,787	$157,741	(49.4)%

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
(In thousands)

	2007	2006
Gross Margin — 3-Month Analysis

Sales and other income	$723,862	$696,684
Operating expenses and cost of goods sold	643,587	610,620

Gross margin — GAAP	$80,275	$86,064

Gross margin as % of revenues — GAAP	11.1%	12.4%

Insurance adjustment (a)	(3,250)	(12,082)

Adjusted gross margin — Non-GAAP	$77,025	$73,982

Adjusted gross margin as % of revenues — Non-GAAP	10.6%	10.6%

Gross Margin — 12-Month Analysis

Sales and other income	$2,842,811	$2,712,668
Operating expenses and cost of goods sold	2,540,142	2,421,552

Gross margin — GAAP	$302,669	$291,116

Gross margin as % of revenues — GAAP	10.6%	10.7%

Insurance adjustment (a)	(1,840)	(14,100)

Adjusted gross margin — Non-GAAP	$300,829	$277,016

Adjusted gross margin as % of revenues — Non-GAAP	10.6%	10.2%

(a)	Represents adjustments to the beginning of period insurance reserves as determined from evaluations performed during the period.

(In thousands, except per share data)
Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Quarters ended October 31, 2007 & 2006

	4th Quarter 2007			4th Quarter 2006
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Net Income	$24,274	$15,015	$0.30	$108,334	$61,571	$1.24

Adjustments
WTC Settlement (a)	—	—	—	(80,000)	(45,058)	(0.91)
Project Transform (b)	1,995	1,234	0.02	487	297	0.01

Operating Earnings	$26,269	$16,249	$0.32	$28,821	$16,810	$0.34

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Years ended October 31, 2007 & 2006

	Fiscal Year 2007			Fiscal Year 2006
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Net Income	$79,787	$52,440	$1.04	$157,741	$93,205	$1.88

Adjustments
WTC Settlement (a)	—	—	—	(80,000)	(45,058)	(0.91)
Project Transform (b)	4,628	3,042	0.06	697	425	0.01

Operating Earnings	$84,415	$55,482	$1.10	$78,438	$48,572	$0.98

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Earnings Guidance for Quarter Ending January 31, 2008

	1st Quarter 2008			1st Quarter 2007
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Net Income
1st Quarter 2007 Actual				$13,358	$8,704	$0.18
1st Quarter 2008 High Estimate	$9,500	$5,938	$0.12
1st Quarter 2008 Low Estimate	$6,500	$4,063	$0.08

Adjustments
Project Transform (b)	5,000	3,125	0.06	64	42	0.00

1st Quarter 2007 Operating Earnings				$13,422	$8,746	$0.18

Operating Earnings — 1st Quarter 2008 High Estimate	$14,500	$9,063	$0.18

Operating Earnings — 1st Quarter 2008 Low Estimate	$11,500	$7,188	$0.14

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
Earnings Guidance for 2008

	Fiscal Year 2008			Fiscal Year 2007
	Pretax	After-tax	Per Share	Pretax	After-tax	Per Share
Net Income
2007 Actual				$79,787	$52,440	$1.04
2008 High Estimate	$81,000	$50,625	$1.00
2008 Low Estimate	$73,000	$45,625	$0.90

Adjustments
Project Transform (b)	20,000	12,500	0.25	4,628	3,042	0.06

2007 Operating Earnings				$84,415	$55,482	$1.10

Operating Earnings — 2008 High Estimate	$101,000	$63,125	$1.25

Operating Earnings — 2008 Low Estimate	$93,000	$58,125	$1.15

(a)	Gain from the settlement of insurance claims related to recovery of the Company’s losses of business profits from the destruction of the WTC complex.

(b)	Costs associated with the implementation of a new payroll and human resources information system, and the upgrade of the Company’s accounting system; the corporate move to New York; the transition of certain back office functions to the Company’s Shared Services Center in Houston, Texas; and implementation costs associated with OneSource.